EXHIBIT 10.6

RP FINANCIAL, LC.

Financial Services Industry Consultants

September 12, 2003

Mr. James Cooley
President and Chief Executive Officer
Citizens Community Federal
2174 Eastridge Center
Eau Claire, Wisconsin 54701

Dear Mr. Cooley:

              This letter sets forth the agreement between Citizens Community Federal, Altoona, Wisconsin ("Citizens Community"), and RP Financial, LC. ("RP Financial"), whereby Citizens Community has engaged RP Financial to prepare the regulatory business plan and financial projections to be adopted by Citizens Community's Board of Directors in conjunction with the concurrent reorganization and minority stock offering. These services are described in greater detail below.

Description of Proposed Services

              RP Financial's business planning services will include the following areas: (1) evaluating Citizens Community's current financial and operating condition, business strategies and anticipated strategies in the future; (2) analyzing and quantifying the impact of business strategies, incorporating the use of net offering proceeds both in the short and long term; (3) preparing detailed financial projections on a quarterly basis for a period of at least three fiscal years to reflect the impact of Board approved business strategies and use of proceeds; (4) preparing the written business plan document which conforms with applicable regulatory guidelines including a description of the use of proceeds and how the convenience and needs of the community will be addressed; and (5) preparing the detailed schedules of the capitalization of Citizens Community and mutual holding company and related cash flows.

              Contents of the business plan will include: Executive Summary; Description of Business; Marketing Plan; Management Plan; Records, Systems and Controls; Financial Management Plan; Monitoring and Revising the Plan; and Alternative Business Strategy.

              RP Financial agrees to prepare the business plan and accompanying financial projections in writing such that the business plan can be filed with the appropriate regulatory agencies prior to filing the appropriate applications.

Rosslyn Center 1700 North Moore Street, Suite 2210 Arlington, VA 22209	Telephone: Fax No.: Toll-Free No.:	(703) 528-1700 (703) 528-1788 (866) 723-0594

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Mr. James Cooley
September 12 ,2003

Fee Structure and Payment Schedule

              Citizens Community agrees to compensate RP Financial for preparation of the business plan on a fixed fee basis of $12,500. Payment of the professional fees shall be made upon delivery of the completed business plan. Citizens Community also agrees to reimburse RP Financial for those direct out-of-pocket expenses necessary and incidental to providing the business planning services. Reimbursable expenses will likely include shipping, telephone/facsimile printing, computer and data services, and shall be paid to RP Financial as incurred and billed

              In the event Citizens Community shall, for any reason, discontinue this planning engagement prior to delivery of the completed business plan and payment of the progress payment fee, Citizens Community agrees to compensate RP Financial according to RP Financial's standard billing rates for consulting services based on accumulated and verifiable time expenses, not to exceed the fixed fee described above, plus reimbursable expenses incurred.

              If during the course of the planning engagement, unforeseen events occur so as to materially change the nature or the work content of the business planning services described in this contract, the terms of said contract shall be subject to renegotiation by Citizens Community and RP Financial. Such unforeseen events may include changes in regulatory requirements as it specifically relates to Citizens Community or potential transactions that will dramatically impact Citizens Community such as a pending acquisition or branch transaction.

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              Please acknowledge your agreement to the foregoing by signing as indicated below and returning to RP Financial a signed copy of this letter.

Very truly yours, /s/ William E. Pommerening William E. Pommerening Chief Executive Officer and Managing Director

Agreed To and Accepted By:	James Cooley /s/ James G. Cooley President and Chief Executive Officer

Upon Authorization by the Board of Directors For:	Citizens Community Federal Altoona, Wisconsin

Date Executed: October 17, 2003

End.